As filed with the Securities and Exchange Commission on July 24, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BLACKBERRY LIMITED
(Exact Name of Registrant as Specified in its Charter)

Ontario (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
2200 University Avenue East
Waterloo, Ontario, Canada
N2K 0A7
(519) 888-7465
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

BlackBerry Limited Equity Incentive Plan
(Full title of the plan)

BlackBerry Corporation
5030 Riverside Drive
Building 2, Suite 200
Irving, Texas 75039
(877) 255-2377
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

G. Scott Lesmes, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Avenue, NW
Washington, D.C. 20006
(202) 887-1500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.          ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 15,000,000 common shares (the “Common Shares”) of BlackBerry Limited (the “Registrant”) issuable under the BlackBerry Limited Equity Incentive Plan (the “EIP”), as amended and restated effective June 25, 2024 to increase the number of Common Shares issuable thereunder, to remove the fungible share ratio applicable to the granting of stock options and to make certain housekeeping amendments.

Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s prior Registration Statements on Form S-8 (i) File No. 333-257528, filed with the Securities and Exchange Commission (the “Commission”) on June 29, 2021, (ii) File No. 333-220153, filed with the Commission on August 24, 2017, (iii) File No. 333-206480, filed with the Commission on August 20, 2015, and (iv) File No. 333-192986, filed with the Commission on December 20, 2013, in each case, with respect to the EIP, are incorporated into this Registration Statement on Form S-8 by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents, or excerpts thereof as indicated, filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)    Annual Report on Form 10-K of the Registrant for the fiscal year ended February 29, 2024, filed with the Commission on April 4, 2024;

(b)    Portions of the Proxy Statement on Schedule 14A of the Registrant, furnished to the Commission on May 13, 2024, specifically incorporated by reference in the Annual Report on Form 10-K of the Registrant for the fiscal year ended February 29, 2024, filed with the Commission on April 4, 2024;

(d)    Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended May 31, 2024, filed with the Commission on June 27, 2024;

(e)     Current Report on Form 8-K of the Registrant filed with the Commission on May 6, 2024; and

(f)    The description of the Common Shares, included in the registration statement on Form 40-F, filed with the Commission on September 9, 1998.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit No.	Exhibit

4.1
Specimen Common Share certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-192986), filed with the Commission on December 20, 2013)

4.2
Articles of Amalgamation of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-192986), filed with the Commission on December 20, 2013)

4.3	Amended and Restated By-law No. A3 of the Registrant (incorporated by reference to Document 1 in the Registrant’s Report on Form 6-K, furnished with the Commission on May 15, 2014)
4.4	Amended and Restated By-law No. A4 of the Registrant (incorporated by reference to Document 2 in the Registrant’s Report on Form 6-K, furnished with the Commission on June 13, 2014)
4.4	BlackBerry Limited Equity Incentive Plan, as amended
5.1	Opinion of Torys LLP
23.1	Consent of Torys LLP (included in the opinion filed as Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24	Power of Attorney (included on the signature page of this Registration Statement)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, California, United States on July 24, 2024.

BLACKBERRY LIMITED

By	/s/ Steve Rai
Steve Rai Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John J. Giamatteo and Steve Rai, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 of BlackBerry Limited (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been approved by the following persons in the capacities indicated on July 24, 2024.

Signature	Title

/s/ John J. Giamatteo John J. Giamatteo	Chief Executive Officer and Director (principal executive officer)

/s/ Steve Rai Steve Rai	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Richard Lynch Richard Lynch	Chairman

/s/ Philip Brace Philip Brace	Director

/s/ Michael Daniels Michael Daniels	Director

/s/ Lisa Disbrow Lisa Disbrow	Director
/s/ Lori O’Neill Lori O’Neill	Director
/s/ Wayne Wouters Wayne Wouters	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, the undersigned certifies that it is the duly authorized United States representative of BlackBerry Limited and has duly caused this Registration Statement to be signed on behalf of it by the undersigned, thereunto duly authorized, in the City of Waterloo, Ontario, Canada on July 24, 2024.

BLACKBERRY CORPORATION (Authorized U.S. Representative)

By:	/s/ Steve Rai
	Name:	Steve Rai
	Title:	President